Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF FINANCIAL GRAVITY COMPANIES, INC. AND SUBSIDIARIES FOR THE NINE MONTHS ENDED JUNE 30, 2020 AND FISCAL YEAR END 2019.

The accompanying unaudited pro forma condensed combined financial statement of Financial Gravity Companies, Inc. (“FGCO” or the “Company”) is presented to illustrate the estimated effects of the acquisition of 100% of the stock of Forta Financial Group, Inc. (“Forta” or “FFGI”), which closed on May 21, 2020 (the “acquisition” or the “transaction”) on the historical financial position and results of operations of the Company.

The unaudited pro forma condensed combined statement of operations is based upon and derived from and should be read in conjunction with the historical audited financial statements of the Company for the year ended September 30, 2019, the historical unaudited financial statements of the Company for the six months ended March 31, 2020, and the historical unaudited financial statements of Forta for the nine months ended June 30, 2020.

The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2020 assumes that the acquisition was completed on October 1, 2019.

The Company has determined that the acquisition of Forta’s stock constitutes a business combination as defined by Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under ASC 805, the assets and liabilities of Forta are recorded at the acquisition date fair values. Any excess of the purchase price over the fair value of assets acquired and liabilities assumed is recognized as goodwill. Fair values of assets and liabilities are determined based on the requirements of ASC 820, Fair Value Measurements and Disclosures. The fair values of Forta’s assets and liabilities are based on the preliminary estimates of fair values as of the acquisition date.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma combined financial information that management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

As of the effective time of the acquisition assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. Management is working on identification and fair value of identified intangible assets.

The fair value of identifiable assets was determined primarily using book value. The value of goodwill was determined by using the market value of the stock as of the date of the close of the merger, and verifying that the result was supported by forecasts of all expected future cash flows. Some of the more significant assumptions include: the amount and timing of projected future cash flows and the discount rate selected to measure the risks inherent in the future cash flows. The final valuation is expected to be completed within 12 months from the completion of the acquisition. The Company does not expect goodwill be deductible for tax purposes.

The unaudited pro forma condensed combined financial statements have been prepared by management in accordance with the Article 11 of Regulation S-X, and are not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor are they meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the acquisition. In addition, the accompanying unaudited pro forma combined statement of operations does not include any pro forma adjustments to reflect operational efficiencies, expected cost savings or economies of scale which may be achievable or the impact of any non-recurring charges and one-time transaction related costs that result directly from the transaction. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have continuing impact on the combined results of operations.

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This unaudited pro forma condensed combined financial information should be read in conjunction with:

The Company’s historical audited financial statements and accompanying notes as of and for the year ended September 30, 2019 included in the Company’s Annual Report on Form 10-K, filed with the Securities Exchange Commission (the “SEC”) on January 13, 2020.

The Company’s historical unaudited financial statements and accompanying notes as of and for the six months ended March 31, 2020 included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 29, 2020.

Forta’s audited financial statements for the fiscal years ended December 31, 2018 and September 30, 2019, that are attached as Exhibit 99.3 to this FORM 8-K/A (Amendment No. 1).

Forta’s unaudited condensed financial statements for the nine months ended June 30, 2020 attached as Exhibit 99.4 to this FORM 8-K/A (Amendment No. 1).

Description of Transaction

On September 30, 2019, the Company entered into an Agreement and Plan of Merger with Forta and a wholly owned subsidiary of the Company, providing for the acquisition of Forta (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, the Company acquired all the issued and outstanding shares of Forta’s common stock.

The following table summarizes the preliminary fair value of assets and liabilities of Forta as of May 21, 2020:

PURCHASE PRICE	$7,600,415
ASSETS
Current Assets
Cash	710,154
Accounts Receivable	20,882
Other Current Assets	135,056
Total Current Assets	866,093
Other Assets	582,330
TOTAL ASSETS	1,448,423
LIABILITIES
Liabilities
Current Liabilities
Total Accounts Payable	18,215
Total Other Current Liabilities	739,579
Total Current Liabilities	757,793
Long-Term Liabilities
Total Long-Term Liabilities	448,265
Total Liabilities	$1,206,058
Goodwill	$7,358,050

The estimated fair values of the assets acquired, and liabilities assumed, will be finalized as further information is received regarding these items and analysis of this information is completed.

Forta’s results of operations have been included in the pro forma statement of operation for the nine months ending June 30, 2020 prospectively from the assumed date of acquisition of October 1, 2019, and the Company’s operations for the same period. Also included is the unaudited consolidated balance sheet of the Company as of June 30, 2020, which includes Forta. The Notes from the audited financial statements in Exhibit 99.3 are incorporated and are applicable to the unaudited financial statements in this Exhibit.

Pro forma operating results have been prepared by adjusting historical results to include Forta’s results of operations. The unaudited pro forma results of operations presented do not necessarily reflect the results of operations that would have resulted had the acquisition been completed at the beginning of October 1, 2019, nor does it indicate the results of operations in future periods. Additionally, the unaudited pro forma results do not include the impact of possible business model changes, nor does it consider any potential impacts of current market conditions on revenues, reduction of expenses, asset dispositions, or other factors. The impact of these items could alter the following pro forma results:

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FINANCIAL GRAVITY COMPANIES, INC.

UNAUDITED PRO FORMA

CONSOLIDATED BALANCE SHEETS

	As of June 30, 2020	As of September 30, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$629,322	$260,190
Trade accounts receivable, net	81,000	147,377
Prepaid expenses and other current assets	315,901	112,795
Total current assets	1,026,223	520,362

OTHER ASSETS
Property and equipment, net	88,452	144,890
Right to use lease asset	382,404	678,778
Deposits		139,429
Proprietary content, net	213,412	262,550
Non-compete agreements, net	1,322	5,260
Intellectual property	53,170	53,171
Goodwill	8,452,752	1,094,702
TOTAL ASSETS	$10,217,735	$2,899,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable – trade	$67,948	$197,327
	84,801	–
Accrued expenses and other current liabilities	1,134,582	307,985
Contract liabilities	70,070	94,733
Line of credit	58,985	63,919
	382,404	–
Notes payable	667,181	13,393
Total current liabilities	2,465,971	677,357

Notes payable - net of current	18,896	23,534
Lease liability - non-current	–	678,778
Total non-current liabilities	18,896	702,312
Total Liabilities	2,484,867	1,379,669

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 300,000,000 shares authorized; 83,023,048 shares issued and outstanding as of June 30, 2020 and 41,436,033 shares issued and outstanding as of September 30, 2019	83,023	395,779
Treasury Stock		(1,001)
Additional paid-in capital	14,286,471	8,312,785
Accumulated deficit	(6,636,626)	(7,188,090)
Total stockholders’ equity	7,732,868	1,519,473

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,217,735	$2,899,143

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FINANCIAL GRAVITY COMPANIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2019

Income
Service Income	$2,194,265
Investment Management Fees	1,779,117
Total Income	7,635,879
Gross Profit	7,635,879
Expense
Compensation Expense	5,626,092
Cost of services	54,927
Depreciation & Amortization	198,193
General and Administrative	1,759,285
Marketing	281,070
Professional Services	156,546
Total Expense	8,076,113
Net Ordinary Income	(440,234)
Other Expense
Interest Expense	145,623
Income Taxes	893
Other Expense	2,484
Total Other Expense	149,000
Net Other Income	(149,000)
Net Income	$(589,234)

Derived from the audited statements of Financial Gravity and Forta

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FINANCIAL GRAVITY COMPANIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED JUNE 30, 2020

	Forta (A)	Financial Gravity (B)	Combined
Income
Investment Management Fees	$3,108,246	$859,754	$859,754
Service Income	–	979,959	4,088,206
Total Revenue	3,108,246	–	4,927,760
Gross Profit	3,108,246	–	4,927,760
Expense
Compensation Expense	1,695,484	1,752,987	3,448,472
Cost of services	139,847	33,309	173,157
Depreciation & Amortization	4,900	86,443	91,344
General and Administrative	906,878	265,749	1,172,628
Marketing	89,168	84,036	173,205
Professional Services	237,364	216,709	454,074
Total Expense	3,073,644	2,439,233	5,512,879
Net Ordinary Income	34,601	(599,521)	(564,920)
Other Income/Expense	–	135,919	135,919
Total Other Income	–	135,919	135,919
Total Other Expense	–	5,030	–
Net Other Income	–	–	130,889
Net Income	$34,601	$(468,632)	$(434,031)
Net income (loss) per common share:	$0	$0	$0

A	Derived from the unaudited statement of operations of Forta for the nine months ended June 30, 2020
B	Derived from the unaudited statement of operations of the Company for the nine months ended June 30, 2020

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